                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    December 27, 2001
                                                        -----------------------


                             EOS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          DELAWARE                     0-15586               52-1373960
-------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION      (COMMISSION FILE         (IRS EMPLOYER
      OF INCORPORATION)                NUMBER)          IDENTIFICATION NO.)


            888 SEVENTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10106
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (212) 887-6869
                                                   -----------------------------



                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired

                  Audited Financial Statements of Regal Greetings & Gifts, a Canadian Corporation, including Balance Sheets as of December 29, 2000 and 1999, Statements of Operations and Cash Flows for the Years Ended December 2000, 1999, and 1998 and the Independent Auditors Report are included as part of this Form 8-K/A as attachment 7(a)(1) and are incorporated herein by reference.

                  Unaudited financial statements of Regal Greetings & Gifts for the nine month periods ended September 28, 2001 and September 29, 2001 are included as part of this Form 8-K/A as attachment 7(a)(2) and are incorporated herein for reference.

         (b)      Pro Forma Financial Information

                  Pro Forma consolidated financial statements of Eos International, Inc. are included as part of this Form 8-K/A as attachment 7(b) and are incorporated herein for reference.

                  Description of the Transaction;

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2001; and

                  Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2001 and the Year Ended December 31, 2000.

         (c)      Exhibits

EXHIBIT NO.                                 TITLE
-----------                                 -----
2.1          Restated Asset and Share Purchase Agreement dated as of December 4,
             2001 among MDC Corporation Inc. and Regal Greetings & Gifts
             Corporation and McGuggan, LLC. (1)

2.2          Amending Agreement dated as of December 14, 2001 between MDC
             Corporation Inc. and Regal Greetings & Gifts Corporation and
             McGuggan LLC. (1)

10.1         Agreement for Management Consulting Services dated as of December
             14, 2001 by and between Regal Greetings & Gifts Corporation and
             Dreamlife, Inc. (1)

10.2 Employment Agreement dated as of December 12, 2001 by and between Regal Greetings & Gifts Corporation and Janice Wadge. (1)

10.3 Employment Agreement dated as of December 12, 2001 by and between Regal



             Greetings & Gifts Corporation and Kevin Watkinson. (1)

10.4         Promissory Note dated as of December 14, 2001 made by Regal
             Greetings & Gifts Corporation and issued to MDC Corporation Inc.
             (1)

10.5         Secured $3,500,000 Bridge Loan Promissory Note dated as of December
             14, 2001 made by Dreamlife, Inc. and issued to DL Holdings I,
             L.L.C. (1)

10.6         Secured $3,000,000 Bridge Loan Promissory Note dated as of December
             14, 2001 made by Dreamlife, Inc. and issued to Weichert
             Enterprises, LLC (1)

10.7         Dreamlife, Inc. Common Stock Purchase Warrant dated as of December
             14, 2001 issued to Weichert Enterprises, LLC. (1)

10.8         Dreamlife, Inc. Common Stock Purchase Warrant dated as of December
             14, 2001 issued to DL Holdings I, L.L.C. (1)

10.9         Letter of Commitment dated December 5, 2001 issued by The Bank of
             Nova Scotia to Regal Greetings & Gifts Corporation. (1)

10.10 Acknowledgement to The Bank of Nova Scotia Re: Survival of Letter of Commitment dated December 14, 2001 by and between Regal
             Greetings & Gifts Corporation, MDC Regal Inc. and Primes De Luxe
             Inc. (1)

10.11        Debenture dated as of December 14, 2001 issued to RoyNat Capital
             Inc. by Regal Greetings & Gifts Corporation. (1)

10.12        Warrants To Acquire Common Shares in Regal Greetings & Gifts
             Corporation dated as of December 14, 2001 issued to RoyNat Capital
             Inc. (1)

99.1         Press Release of the Registrant dated December 17, 2001. (1)


(1) INCORPORATED BY REFERENCE TO THE QUARTERLY REPORT ON 10-Q OF EOS INTERNATIONAL, INC. FORMERLY KNOWN AS dreamlife, inc. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001

                               ATTACHMENT 7(A)(1)

                             REGAL GREETINGS & GIFTS


INDEX TO FINANCIAL STATEMENTS                                               PAGE
                                                                            ----

Independent Auditors Report                                                   2

Balance Sheets as of December 29, 2000 and 1999                               3

Statements of Operations, Comprhensive Income/(Loss) and Divisional
Equity for the Years Ended December 29th 2000 , 1999 and 1998                 4

Statements of Cash Flows for Years Ended December 29th 2000, 1999,
and 1998                                                                      5

Summary of Significant Accounting Policies                                    6

Notes to Financial Statements                                                 10

================================================================================

                                                    INDEPENDENT AUDITORS' REPORT

--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF
EOS INTERNATIONAL, INC. AND MDC CORPORATION INC.
RE:  REGAL GREETINGS & GIFTS

We have audited the combined balance sheets of the Regal Greetings & Gifts as at December 29, 2000 and 1999 and the combined statements operations, comprehensive income (loss) and equity and combined cash flows for each of the years in the three-year period ended December 29, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Company as at December 29, 2000 and 1999 and the results of its operations and its cash flows for each of the years in the three-year period ended December 29, 2000 in accordance with Canadian generally accepted accounting principles.

(signed)   BDO Dunwoody LLP


Chartered Accountants

Markham, Ontario
January 31, 2002

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                                         COMBINED BALANCE SHEETS
                                                  (in thousands of U.S. dollars)

                                                                 2000     1999
--------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash and cash equivalents                                    $ 3,003   $ 2,419
  Accounts receivable (Note 1)                                     617       802
  Inventories (Note 2)                                           9,465    16,080
  Prepaid expenses                                               2,219     2,161
                                                               -----------------

                                                                15,304    21,462

FUTURE TAX ASSETS (Note 3)                                       1,057     1,255
CAPITAL ASSETS (Note 4)                                          5,162     5,920
GOODWILL (Note 5)                                               26,846    28,706
                                                               -----------------

                                                               $48,369   $57,343
================================================================================

LIABILITIES AND EQUITY

CURRENT
  Accounts payable                                             $ 1,894   $ 3,889
  Accrued liabilities (Note 6)                                   2,890     3,942
  Current portion of obligation under capital lease (Note 7)        11        12
                                                               -----------------

                                                                 4,795     7,843

OBLIGATION UNDER CAPITAL LEASE (Note 7)                             26        41
                                                               -----------------

                                                                 4,821     7,884
                                                               -----------------

COMMITMENTS AND CONTINGENCIES (Notes 8, 10 and 11)

EQUITY
  Equity, including cumulative translation adjustment of
     ($4,048) and ($2,258) respectively                         43,548    49,459
                                                               -----------------
                                                               $48,369   $57,343
================================================================================

  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                COMBINED STATEMENTS OF OPERATIONS, COMPREHENSIVE
                                                        Income (Loss) AND EQUITY
                                                  (in thousands of U.S. dollars)

FOR THE YEAR ENDED                               2000        1999        1998
--------------------------------------------------------------------------------

SALES                                          $ 55,714    $ 53,394    $ 46,436

COST OF SALES                                    27,795      28,448      26,634
                                               ---------------------------------

GROSS PROFIT                                     27,919      24,946      19,802
                                               ---------------------------------
OPERATING EXPENSES
  Sales and marketing                            16,053      14,434      14,749
  General and administrative                      7,361       7,343       5,755
  Depreciation                                    1,312         855         615
  Amortization of goodwill                          805         805         807
                                               ---------------------------------

                                                 25,531      23,437      21,926
                                               ---------------------------------

INCOME (LOSS) FROM OPERATIONS                     2,388       1,509      (2,124)
                                               ---------------------------------
OTHER INCOME (EXPENSE)

  Interest income                                    40          95          33
  Interest expense                                   (7)         (1)          -
                                               ---------------------------------

                                                     33          94          33
                                               ---------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                 2,421       1,603      (2,091)
                                               ---------------------------------

INCOME TAXES (RECOVERY)
  Current                                           914         794        (375)
  Future                                            142         (79)       (558)
                                               ---------------------------------

                                                  1,056         715        (933)
                                               ---------------------------------

NET INCOME (LOSS) FOR THE YEAR                    1,365         888      (1,158)

OTHER COMPREHENSIVE INCOME (LOSS)
  Translation adjustment                         (1,790)      2,801      (3,240)
                                               ---------------------------------

COMPREHENSIVE INCOME (LOSS)                        (425)      3,689      (4,398)

EQUITY, beginning of year                        49,459      40,533      38,914
                                               ---------------------------------

                                                 49,034      44,222      34,516
CAPITAL CONTRIBUTIONS (DISTRIBUTIONS)            (5,486)      5,237       6,017
                                               ---------------------------------

EQUITY, end of year                            $ 43,548    $ 49,459    $ 40,533
================================================================================

  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

====================================================================================
                                                             REGAL GREETINGS & GIFTS
                                                   COMBINED STATEMENTS OF CASH FLOWS
                                                       (in thousands of U.S. dollars)

FOR THE YEAR ENDED                                      2000      1999       1998
------------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss) for the year                      $ 1,365    $   888    $(1,158)
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities
      Depreciation                                      1,312        855        615
      Amortization of goodwill                            805        805        807
      Loss on disposal of capital assets                   13        259          -
      Future income taxes                                 142        (79)      (558)
      Changes in non-cash working capital
      balances
        Accounts receivable                               157         81        182
        Inventories                                     6,079     (4,853)       435
        Prepaid expenses                                 (139)      (120)       250
        Accounts payable and accrued liabilities       (2,785)     1,079     (4,013)
                                                      ------------------------------

                                                        6,949     (1,085)    (3,440)
                                                      ------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds on disposal of capital assets                   69          -          -
  Purchase of capital assets                             (850)    (2,534)    (1,860)
                                                      ------------------------------

                                                         (781)    (2,534)    (1,860)
                                                      ------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions (distributions)                (5,486)     5,237      6,017
  Repayment of capital lease obligation                   (15)        (5)        (6)
  Repayment of short-term borrowings                        -          -         (2)
                                                      ------------------------------

                                                       (5,501)     5,232      6,009
                                                      ------------------------------

EFFECT OF FOREIGN EXCHANGE RATE
   CHANGES ON CASH                                        (83)        91        (28)
                                                      ------------------------------

INCREASE IN CASH AND CASH EQUIVALENTS
     DURING THE YEAR                                      584      1,704        681

CASH AND CASH EQUIVALENTS, beginning of year            2,419        715         34
                                                      ------------------------------

CASH AND CASH EQUIVALENTS, end of year                $ 3,003    $ 2,419    $   715
====================================================================================

  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

NATURE OF BUSINESS                  Regal Greetings & Gifts (a division of MDC
                                    Corporation Inc. ("MDC") (an Ontario
                                    Corporation)) and Prime De Luxe Inc. (a
                                    subsidiary of MDC Corporation Inc.)
                                    collectively "Regal Greetings & Gifts" (the
                                    "Company") are in the business of direct sales through a network of approximately
                                    422,000 independent sales representatives.
                                    The Company's principal offices are located in Mississauga, Ontario and its geographic market primarily encompasses Canada.

                                    Historically the Company operated as a
                                    separate business of MDC.

                                    The Company uses a sales force of
                                    independent sales representatives to
                                    distribute products directly to consumers.
                                    This technique uses catalogs developed by the Company to promote product sales.

BASIS OF PRESENTATION               The financial statements contain the
                                    combined net assets of Regal Greetings &
                                    Gifts and Prime De Luxe Inc. and the actual combined historical results of operations of the Company. Amounts previously classified as advances from MDC have been reclassified as part of equity. Such amounts are not obligations to be assumed by the purchaser. Management of the Company believes all corporate expenses have been included in operating expenses for the periods presented. These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. Management believes that there are no significant reconciling items to conform to accounting principles generally accepted in the United States of America.

FISCAL YEAR                         The Company's fiscal year consists of a
                                    fifty-two or fifty-three week period ending on the Friday closest to December 31.

INVENTORIES                         Finished goods, work in process and raw
                                    materials are stated at the lower of cost or market. Cost is generally determined on a first in, first out basis.

USE OF ESTIMATES                    The preparation of financial statements in
                                    accordance with generally accepted
                                    accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from management's best estimates as additional information becomes available in the future.
                                    Such differences could be material and
                                    affect the results of operations reported in future periods.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

CAPITAL ASSETS                      Capital assets are stated at cost less
                                    accumulated depreciation.

                                    Depreciation is provided over the estimated useful life of the asset on a straight-line or accelerated rate basis over the following periods:

                                    Computer equipment      -  3 - 10 years
                                    Furniture and fixtures  -  10 years
                                    Leasehold improvements  -  Term of the lease
                                    Machinery and equipment -  10 years

GOODWILL Goodwill is stated at cost less accumulated amortization. The Company amortizes goodwill on a straight-line basis over 40 years. The carrying value of goodwill is assessed annually by reviewing the estimated future undiscounted cash flows of the underlying business of the Company. Any permanent impairment in the carrying value of goodwill is expensed in the period in which the assessment is made.

REVENUE RECOGNITION                 Revenue is recognized when the product is
                                    delivered, which is when legal title and risk of loss are transferred to the Company's independent sales representatives.

                                    The Company's sales representatives can
                                    return products within 30 days from the date of sale. The Company records provisions for estimated returns based on historical experience.

                                    The Company maintains an incentive bonus plan in which all independent sales representatives participate. Under the plan, representatives receive purchase price discounts and earn awards based on individual sales performance. Purchase price discounts and awards are determined and accrued for on an annual basis, and are reflected as a reduction of revenues in the period they are earned. Purchase price discounts and awards under the incentive bonus plan were $23,262, $21,492 and $16,106 for 2000, 1999 and 1998 respectively.

                                    The Company provides coupons to sales
                                    representatives that can be used towards the purchase of Company products. When coupons are provided in conjunction with the sale of products, the Company allocates the sales proceeds between the fair values of the products and the value of the coupon based on estimated redemption rates. When coupons are provided as incentives to sales representatives or in conjunction with the sale of products, the Company accrues the value of the coupon based on estimated redemption rates as a sales and marketing expense. The value of these coupons is not significant to these financial statements.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

SEASONALITY                         The Company operates within a highly
                                    seasonal industry whereby approximately 42% of its sales are earned during the months of October through December.

SHIPPING AND HANDLING COSTS         The Company records shipping and handling
                                    fees billed to customers as revenue included in net sales. Costs associated with shipping and handling activities are comprised of outbound freight, associated direct labour costs and cartons/supplies, and are recorded in cost of goods sold.

ADVERTISING COSTS                   Direct response advertising costs,
                                    consisting principally of catalog
                                    preparation, printing and postage costs are capitalized and amortized over the period of benefit, generally three to six months.
                                    Advertising costs of $4,058 in 2000, $3,782 in 1999 and $3,600 in 1998 are included in the accompanying statements of operations.
                                    Prepaid catalog costs included in prepaid expenses at December 31, 2000 and 1999 totaled $1,487 and $1,395, respectively.

INCOME TAXES                        Regal Greetings & Gifts (a division of MDC
                                    Corporation Inc. ("MDC") (an Ontario
                                    Corporation)) results of operations have been included in the MDC income tax returns.
                                    Regal Greetings & Gifts (a division of MDC
                                    Corporation Inc. ("MDC") (an Ontario
                                    Corporation)) is not a tax-paying entity, the operating results include an estimated tax provision based on enacted tax rates in effect and estimated taxable income. The resulting income tax liability/recovery has been included as an increase/decrease of equity.

PENSIONS The cost of pension benefits earned by employees covered under the defined benefit component of the pension plan is determined using the projected benefits method prorated in service. This cost reflects management's best estimates of the pension plan's expected investment yields, salary escalation, mortality of members and the ages at which members will retire.

FOREIGN CURRENCY                    The Company uses the Canadian dollar as its
                                    functional currency. Translation adjustments which result from the process of translating foreign currency financial statements to
                                    U.S. dollars, are included as a component of equity. Transaction gains and losses, which have not been material to date, are included in the accompanying statement of operations.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

FINANCIAL INSTRUMENTS               The Company's financial instruments consist
                                    of amounts with short term maturities and obligation under capital lease. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carry values, unless otherwise noted.

CASH AND CASH EQUIVALENTS           The Company considers all cash and highly
                                    liquid investments purchased with an initial maturity of three months or less to be cash or cash equivalents.

                                    All the Company's cash is held by three
                                    multi-national banks.

                                    The Company maintains its cash in bank
                                    deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risks on cash and cash equivalents.

STATEMENT OF CASH FLOWS             The cash paid for interest is not
                                    significantly different than the interest expense presented on the combined statements of operations. No income taxes were paid in 2000, 1999 or 1998.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

1.  ACCOUNTS RECEIVABLE

                                                                  2000    1999
                                                                 ---------------

    Trade                                                        $ 714    $ 841
    Non-trade                                                       55       28
    Volume rebates                                                  57      123
    Allowance for doubtful accounts                               (209)    (190)
                                                                 ---------------

                                                                 $ 617    $ 802
                                                                 ===============

    The carrying value of accounts receivable approximates fair value because of the short maturity of these instruments and because they are subject to normal credit terms.

2.  INVENTORIES

                                                                  2000    1999
                                                               ----------------
    Raw materials                                              $   222  $   333
    Work in process                                                 75      321
    Finished goods                                              10,107   16,365
    Allowance for obsolescence                                    (939)    (939)
                                                               ----------------

                                                               $ 9,465  $16,080
                                                               ================


3.  FUTURE TAX ASSETS

    The significant components of net future tax assets are:

                                                                   2000    1999
                                                                 ---------------
    Net operating loss carryforwards of Prime De Luxe Inc.       $  934   $1,108
    Amortization                                                    123      147
                                                                 ---------------

                                                                 $1,057   $1,255
                                                                 ===============

    The Company's net operating loss carryforwards included as a future tax asset above are approximately $211, $1,178 and $753 for years 1999, 1998 and 1997 respectively. These operating loss carryforwards expire between 2004 and 2007 if not utilized.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

4.  CAPITAL ASSETS

                                                   2000                     1999
                                  ----------------------------------------------

                                            ACCUMULATED              ACCUMULATED
                                     COST  DEPRECIATION      COST   DEPRECIATION
                                  ----------------------------------------------
    Computer equipment            $ 7,501  $      4,708   $ 7,242   $      4,088
    Furniture and fixtures          3,625         3,022     3,704          2,940
    Leasehold improvements          2,243           994     2,204            868
    Machinery and equipment         3,330         2,813     3,458          2,792
                                  ----------------------------------------------

                                   16,699        11,537    16,608         10,688
                                  ----------------------------------------------

    Net carrying value                     $      5,162             $      5,920
                                           =====================================

--------------------------------------------------------------------------------

5.  GOODWILL

                                                                2000       1999
                                                           ---------------------

    Cost                                                   $  31,784   $  33,006
    Accumulated amortization                                   4,938       4,300
                                                           ---------------------

                                                           $  26,846   $  28,706
                                                           =====================

--------------------------------------------------------------------------------

6.  ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                                2000        1999
                                                           ---------------------

    Accrued pension obligation                             $     303   $     442
    Business and commodity taxes                                 818       1,111
    Payroll, bonus and benefit-related accruals                  976         832
    Postage                                                      207         273
    Returns and refunds                                          200         208
    Other                                                        386       1,076
                                                           ---------------------

                                                           $   2,890   $   3,942
                                                           =====================

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

7.    OBLIGATION UNDER CAPITAL LEASE

                                                                2000       1999
                                                           ---------------------

      Repayable $2.845 quarterly plus interest,
         maturing July 2005.                               $      32   $      43

      Repayable $0.488 monthly plus interest,
         maturing June 2002.                                       5          10
                                                           ---------------------

                                                                  37          53
      Less: Current portion                                       11          12
                                                           ---------------------

                                                           $      26   $      41
                                                           =====================

    The security for the capital lease obligation is the underlying capital assets purchased under the lease.

    The future minimum lease payments for the next 5 years and thereafter are as follows:

                   Year                      Amount
                   ----                  ----------
                   2001                  $       11
                   2002                           7
                   2003                           7
                   2004                           7
                   2005                           5
                                         ----------

                                         $       37
                                         ==========

--------------------------------------------------------------------------------

8.    PENSION COSTS AND OBLIGATIONS AND EMPLOYEE FUTURE BENEFIT OBLIGATIONS

      The estimated market value of assets in the defined benefit component of the pension plans was $2,892 at December 29, 2000 (1999 - $2,535). These assets are available to meet the estimated present value of accrued pension obligations of $3,196 at December 29, 2000 (1999 - $3,144).

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                  (in thousands of U.S. dollars)

DECEMBER 29, 2000, 1999 AND 1998
--------------------------------------------------------------------------------

9.    RELATED PARTY TRANSACTIONS

      During the year the Company had the following transactions with MDC and companies controlled by its head office:

                                                     2000       1999       1998
                                                  ------------------------------
      Purchases from company controlled by
         MDC                                      $   298    $   335    $   343

      At the end of the year amounts included in accounts payable are as follows:

                                                                2000      1999
                                                             -------------------
      Accounts payable                                       $     2    $   57

      The balances are payable on demand and have arisen from the purchases referred to above.

--------------------------------------------------------------------------------

10.   COMMITMENTS

      The Company has leased premises (exclusive of additional amounts for taxes, insurance and other occupancy charges) and office equipment for which the minimum annual lease payments are approximately as follows:

                                                           Amount
                                                       ----------

                           2001                        $    1,738
                           2002                             1,355
                           2003                             1,066
                           2004                               858
                           2005                               754
                      Thereafter                            3,314
                                                       ----------

                                                       $    9,085
                                                       ==========

--------------------------------------------------------------------------------

11.   CONTINGENT LIABILITIES

      As at December 29, 2000 there are claims against the Company in varying amounts. It is not possible to determine the amounts that may ultimately be assessed against the Company with respect to these claims; however, management believes that any such amounts would not have a material impact on the results of operations or financial position of the Company.

--------------------------------------------------------------------------------

12.   COMPARATIVE FIGURES

      Certain comparative figures have been restated to conform to the current year's presentation.

                               ATTACHMENT 7(A)(2)

                             REGAL GREETINGS & GIFTS


INDEX TO FINANCIAL STATEMENTS                                               PAGE
                                                                            ----

Balance Sheets as of September 28th, 2001 and September 29th, 2000
(Unaudited)                                                                   2

Statements of Operations, Comprhensive Income/(Loss) and Divisional
Equity for the Nine Months Ended September 28th, 2001 and September
29th, 2000 (Unaudited)                                                        3

Statements of Cash Flows for the Nine Months Ended  September 28th
2001 and September  29th, 2000 (Unaudited)                                    4

Summary of Significant Accounting Policies                                    5

Notes to Financial Statements                                                 6

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                                         COMBINED BALANCE SHEETS
                                                                     (UNAUDITED)
                                                  (in thousands of U.S. dollars)

                                                     SEPTEMBER 28   September 29
                                                             2001           2000
--------------------------------------------------------------------------------

ASSETS

CURRENT
  Cash and cash equivalents                          $      1,102   $      2,504
  Accounts receivable                                         198            287
  Inventories (Note 1)                                     12,614         14,943
  Prepaid expenses                                          3,128          2,930
                                                     ---------------------------

                                                           17,042         20,664

FUTURE INCOME TAXES                                         1,146          1,363
CAPITAL ASSETS                                              4,055          5,391
GOODWILL                                                    8,467         26,910
                                                     ---------------------------

                                                     $     30,710   $     54,328
================================================================================

LIABILITIES AND EQUITY

CURRENT
  Accounts payable                                   $      2,425   $      1,455
  Accrued liabilities (Note 2)                              2,687          3,225
  Current portion of obligation under capital lease            41             11
                                                     ---------------------------

                                                            5,153          4,691

OBLIGATION UNDER CAPITAL LEASE                                 26             29
                                                     ---------------------------

                                                            5,179          4,720
                                                     ---------------------------
EQUITY

  Equity, including cumulative translation
     adjustment of ($5,831) and ($4,378)
     respectively                                          25,531         49,608
                                                     ---------------------------

                                                     $     30,710   $     54,328
================================================================================

  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                COMBINED STATEMENTS OF OPERATIONS, COMPREHENSIVE LOSS AND EQUITY
                                                                     (UNAUDITED)
                                                  (in thousands of U.S. dollars)

                                                     SEPTEMBER 28   September 29
FOR THE NINE MONTH PERIOD ENDED                              2001           2000
--------------------------------------------------------------------------------

SALES                                                $     31,139   $     32,761

COST OF SALES                                              14,817         16,951
                                                     ---------------------------
GROSS PROFIT                                               16,322         15,810

OPERATING EXPENSES
  Sales and marketing                                      11,110         11,129
  General and administrative                                5,770          5,649
  Depreciation                                              1,027            957
  Amortization - goodwill, including impairment
    writedown of $16,834 for the nine-months ended
    September 28, 2001 (Note 3)                            17,476            609
                                                     ---------------------------

                                                           35,383         18,344
                                                     ---------------------------

LOSS BEFORE OTHER CHARGES                                 (19,061)        (2,534)
                                                     ---------------------------

OTHER CHARGES
  Interest income                                              30              -
  Interest expense                                             (7)             -
                                                     ---------------------------

                                                               23              -
                                                     ---------------------------

LOSS BEFORE INCOME TAXES                                  (19,038)        (2,534)
                                                     ---------------------------

INCOME TAXES RECOVERY
  Current                                                    (768)          (941)
  Future                                                     (146)          (164)
                                                     ---------------------------

                                                             (914)        (1,105)
                                                     ---------------------------

NET LOSS FOR THE PERIOD                                   (18,124)        (1,429)

OTHER COMPREHENSIVE INCOME (LOSS)
  Translation adjustment                                   (1,783)        (2,120)
                                                     ---------------------------

COMPREHENSIVE LOSS                                        (19,907)        (3,549)

EQUITY, beginning of the period                            43,548         49,459
                                                     ---------------------------

                                                           23,641         45,910
CAPITAL CONTRIBUTIONS                                       1,890          3,698
                                                     ---------------------------

EQUITY, end of period                                $     25,531   $     49,608
================================================================================


  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                               COMBINED STATEMENTS OF CASH FLOWS
                                                                     (UNAUDITED)
                                                  (in thousands of U.S. dollars)

                                                     SEPTEMBER 28,  September 29,
FOR THE NINE MONTH PERIOD ENDED                              2001           2000
--------------------------------------------------------------------------------
CASH PROVIDED BY (USED IN)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                            $    (18,124)  $     (1,429)
  Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities
      Depreciation                                          1,027            957
      Amortization of goodwill                             17,476            609
      Loss on disposal of capital assets                      119             14
      Future income taxes                                    (146)          (164)
      Changes in non-cash working capital balances
        Accounts receivable                                   398            493
        Inventories                                        (3,728)           476
        Prepaid expenses                                   (1,050)          (880)
        Accounts payable and accrued liabilities              586         (2,891)
                                                     ---------------------------

                                                           (3,442)        (2,815)
                                                     ---------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds on disposal of capital assets                           5          71
  Purchase of capital assets                                 (218)          (752)
                                                     ---------------------------

                                                             (213)          (681)

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contributions                                     1,890          3,698
  Repayment of capital lease obligation                       (34)           (13)
                                                     ---------------------------

                                                            1,856          3,685
                                                     ---------------------------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH              (102)          (104)
                                                     ---------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
        DURING THE PERIOD                                  (1,901)            85

CASH AND CASH EQUIVALENTS, beginning of period              3,003          2,419
                                                     ---------------------------

CASH AND CASH EQUIVALENTS, end of period             $      1,102   $      2,504
================================================================================

NON CASH ITEMS

   During the nine month period ended September 28, 2001, capital assets were acquired at an aggregate cost of $284 (during nine month period ended September 29, 2000 - $752). Of this total, $66 (during nine month period ended September 29, 2000 - $NIL) was acquired by means of capital leases, with the remaining $218 (during nine month period ended September 29, 2000 - $752) paid in cash.


  The accompanying summary of significant accounting policies and notes are an integral part of these financial statements.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                                                     (UNAUDITED)

SEPTEMBER 28, 2001 AND SEPTEMBER 29, 2000
--------------------------------------------------------------------------------

NATURE OF BUSINESS                  Regal Greetings & Gifts (a division of MDC
                                    Corporation Inc. ("MDC")) and Prime De Luxe
                                    Inc. (a subsidiary of MDC Corporation Inc.)
                                    collectively "Regal Greetings & Gifts" (the
                                    "Company") are in the business of direct sales through a network of approximately
                                    422,000 independent sales representatives.
                                    The Company's principal offices are located in Mississauga, Ontario and its geographic market primarily encompasses Canada.

                                    Historically the Company operated as a
                                    separate business of MDC.

BASIS OF PRESENTATION               The financial statements contain the
                                    combined net assets of Regal Greetings &
                                    Gifts and Prime de Luxe Inc. and the actual combined historical results of operations of the Company. Amounts previously classified as advances from MDC have been reclassified as part of equity. Such amounts are not obligations to be assumed by the purchaser.
                                    Although the Company is not a tax-paying entity, the operating results include an estimated tax provision based on enacted tax rates in effect and estimated taxable income. Current recoveries have been refleced as a decrease to equity for all periods presented. Management of the Company believes all corporate expenses have been included in operating expenses for the periods presented.

                                    The accompanying financial statements of the Company have been prepared pursuant to the rules of the Securities and Exchange Commission for the quarterly reports on Form 10-Q and do not include all of the information and footnotes required by Canadian generally accepted accounting principles. Management believes that there are no significant reconciling items to conform to accounting principals generally accepted in the United States of America. These financial statements should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended December 31, 2000 included in the accompanying Form 8-K/A.

                                    In the opinion of management, all
                                    adjustments considered necessary for a fair presentation have been included consisting only of normal recurring accruals. Operating results for the nine-month period ended September 30, 2001 are not necessarily indicative of the results that may be expected for any future periods.

STATEMENT OF CASH FLOWS             The cash paid for interest is not
                                    significantly different than the interest expense presented on the combined statements of operations. No income taxes were paid for the nine months ended September 28, 2001 or for the nine months ended September 29, 2000.

================================================================================
                                                         REGAL GREETINGS & GIFTS
                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                                                     (UNAUDITED)
                                                  (in thousands of U.S. dollars)

SEPTEMBER 28, 2001 AND SEPTEMBER 29, 2000
--------------------------------------------------------------------------------

1.  INVENTORIES

                                                              2001          2000
                                                         -----------------------

    Raw materials                                        $     299     $     321
    Work in process                                            261           410
    Finished goods                                          13,500        15,592
    Allowance for obsolescence                              (1,446)       (1,380)
                                                         -----------------------

                                                         $  12,614     $  14,943
                                                         =======================

--------------------------------------------------------------------------------

2.  ACCRUED LIABILITIES

    Accrued liabilities consist of the following:

                                                              2001          2000
                                                         -----------------------

    Accrued pension obligation                           $     292     $     338
    Commodity taxes                                            328           587
    Deferred revenue                                           106           185
    Payroll, bonus and benefit related accruals                810           471
    Postage                                                    272           207
    Returns and refunds                                        127           199
    Other                                                      752         1,238
                                                         -----------------------

                                                         $   2,687     $   3,225
                                                         =======================

--------------------------------------------------------------------------------

3.  GOODWILL IMPAIRMENT

    The carrying value of goodwill is periodically evaluated by the Company based on estimated future undiscounted cash flows of the related business. At September 29, 2001, the Company's evaluation of its estimated future undiscounted cash flows were less than the carrying amount of goodwill. As such, the Company has recorded an impairment loss of $16,834 for the excess carrying value.

--------------------------------------------------------------------------------

4.  SUBSEQUENT EVENTS

    On December 14, 2001, 85% of the net assets of the Company were sold to Eos International, Inc. in accordance with the terms of the Purchase/Sale Agreement.

                                 ATTACHMENT 7(B)

               EOS INTERNATIONAL, INC. AND REGAL GREETINGS & GIFTS



INDEX TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS              PAGE
                                                                            ----

Description of the Transaction                                                2

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
September 30, 2001                                                            4

Unaudited Pro Forma Condensed Consolidated Statements of Operations
for the Nine Months Ended September 30, 2001 and the Year Ended
December 31, 2000                                                             8

                               UNAUDITED PRO FORMA
             CONSOLIDATED FINANCIAL STATEMENTS OF EOS INTERNATIONAL,
                        INC. AND REGAL GREETINGS & GIFTS

On December 14, 2001, Eos International Inc., ("Eos" formerly dreamlife, Inc.) purchased the Regal Greetings & Gifts division (the "Regal Business") of MDC Corporation, Inc., an Ontario corporation ("MDC") and Prime De Luxe, Inc. (a subsidiary of MDC Corporation). The Regal business consists of all the assets of an ongoing business, including cash, accounts receivable, property and equipment, inventory and prepaid expenses. This acquisition was accounted for as a purchase.

The Regal Business was purchased by Regal Greetings & Gifts Corporation, a Canadian Corporation ( the "Regal Corporation") which was formed by RGG Acquisition Inc., ("RGG"), a wholly owned subsidiary of Eos, to effect the purchase. The purchase price for an 85% interest in the assets of the Regal Business was approximately $22.6 million, including $.7 million in cash acquisition costs, plus the assumption of existing liabilities. The $22.6 million, together with cash debt issue costs of $.7 million relating to the transaction, was satisfied with the issuance of a $3.8 million note ($2.9 million net of discount) by Regal Corporation to MDC, put rights with an estimated fair value of $1.1 million granted to MDC related to its 15% ownership interest, a $6.5 million short-term bridge loan to Eos, a primary loan of $8.3 million from Scotia Bank to the Regal Corporation and a mezzanine loan in the amount of $4.5 million from RoyNat Capital Inc. ("RoyNat") to the Regal Corporation. In connection with the mezzanine loan, the Regal Corporation issued warrants to RoyNat to purchase 11,000 shares of the common stock of the Regal Corporation for $0.01 per share. Upon exercise of such warrants, RGG's and MDC's percentage of ownership of the Regal Corporation will be reduced proportionally. The purchase price and nature of the consideration paid in the acquisition were determined through negotiations.

The bridge loan is payable in April 2002 in the amount of $3.0 million from Weichert Enterprises, LLC and in the amount of $3.5 million from DL Holdings I, L.L.C. A significant Eos stockholder is also a stockholder of DL Holdings I, L.L.C. In connection with the short-term loans, Eos issued warrants to acquire 2,600,000 shares of its stock for $2.95 per share subject to certain terms and conditions.

Both Eos and MDC are publicly held corporations. There are no material existing relationships between Eos and its directors, officers, subsidiaries or associates, on the one hand, and MDC and its directors, officers, subsidiaries or associates on the other hand.

The unaudited pro forma condensed financial statements of Regal Greetings & Gifts are based upon the historical financial statements of Regal and Eos, after giving effect to their merger. These unaudited pro forma condensed financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

The accompanying unaudited pro forma condensed financial statements illustrate the acquisition's effect on the Eos's financial position and results of operations. The unaudited pro forma condensed combined balance sheet as of September 30, 2001 is based on the historical balance sheets of Regal and Eos and assumes the merger took place on that date. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 are based on the historical statements of operations of Regal combined with the historical statements of Eos, as adjusted, and assume the merger took place on January 1, 2000. The Eos results of operations included in column one of the pro forma consolidated statements of operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000 reflect the reverse merger, between Eos and Discovery Toys, previously reported in an earlier 8-K and 8-KA on July 18, 2001, as if it occurred on January 1, 2000.

     EOS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
     ---------------------------------------------------------------------------

                                                                                                Pro Forma            Pro Forma
                                                  Eos Intl. Inc.    Regal Greetings Inc.      Adjustments        Eos Intl Inc.
                                                  Sept. 30, 2001          Sept. 28, 2001      (See Notes)       Sept. 30, 2001
--------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                      $    1,707,000    $          1,102,000                        $    2,809,000
   Accounts receivable, net                              782,000                 198,000                               980,000
   Inventory                                           5,180,000              12,614,000                            17,794,000
   Prepaid expenses and other current assets             776,000               3,128,000                             3,904,000
--------------------------------------------------------------------------------------------------------------------------------

Total current assets                                   8,445,000              17,042,000                            25,487,000
--------------------------------------------------------------------------------------------------------------------------------

Property and equipment, net                              944,000               4,055,000                             4,999,000

Deferred income taxes                                                          1,146,000                             1,146,000

Goodwill                                                                       8,467,000        (8,467,000)(1)       6,276,000
                                                                                                6,276,000  (1)

Customer list                                                                                   3,132,000  (1)       3,132,000

Other non-current assets                                 110,000                                                       110,000
--------------------------------------------------------------------------------------------------------------------------------

Total assets                                      $    9,499,000    $         30,710,000           941,000      $   41,150,000
================================================================================================================================

     EOS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
     ---------------------------------------------------------------------------

                                                                                               Pro Forma            Pro Forma
                                                 Eos Intl. Inc.     Regal Greetings Inc.     Adjustments        Eos Intl Inc.
                                                 Sept. 30, 2001           Sept. 28, 2001     (See Notes)       Sept. 30, 2001
------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities       $    5,376,000     $          5,112,000     $                 $   10,488,000
  Current lease obligations                                                       41,000                               41,000
  Line of credit                                      3,006,000                                                     3,006,000
  Current maturities of notes payable                                                          1,266,000  (1)       1,266,000
  Bridge notes                                                                                 6,500,000  (1)       6,500,000
  Discount on bridge notes                                                                     (1,116,000)(2)       (1,116,000)
  Fair value of put on bridge warrants                                                           390,000  (2)         390,000
------------------------------------------------------------------------------------------------------------------------------

 Total current liabilities                            8,382,000                5,153,000                           20,575,000
------------------------------------------------------------------------------------------------------------------------------

Notes payable                                         3,209,000                               15,316,000  (1)      18,525,000

Accrued liability                                     3,000,000                                                     3,000,000

Discount on notes payable                                                                      (1,632,000)(1)       (3,410,000)
                                                                                               (1,778,000)(2)

Long term lease obligations                                                       26,000                               26,000

Negative goodwill                                     3,806,000                                                     3,806,000

Redeemable warrants                                                                            1,778,000  (2)       1,778,000

Commitments

Minority interest                                                                              3,830,000  (1)       3,830,000

Minority interest - puts                                                                       1,192,000  (1)       1,192,000


Stockholders' equity (deficit):

  Common Stock:                                         561,000                                                       561,000
     Treasury stock, 22,408,396 Eos shares at
        cost

  Paid-in capital                                     (8,172,000)                                726,000  (2)       (7,446,000)

  Equity                                                                      25,531,000      (25,532,000)(2)                -

  Retained earnings (deficit)                         (1,287,000)                                                   (1,287,000)
------------------------------------------------------------------------------------------------------------------------------

Tot Total stockholders' equity (deficit)              (8,898,000)             25,531,000                            (8,172,000)
------------------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity
    (deficit)                                    $    9,499,000     $         30,710,000     $   941,000       $    41,150,000
------------------------------------------------------------------------------------------------------------------------------

     EOS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (CONTINUED)
     ---------------------------------------------------------------------------

Notes to Condensed Consolidated Balance Sheet (1)

     To record the acquisition of Regal Greetings and Gifts.

       Purchase price is comprised of the following:

             Cash to seller(a)                                                                          $      17,857,000
             Seller financing, net of discount of $925,000                                                      2,902,000
             Put rights granted to selling stockholder                                                          1,192,000
             Acquisition costs                                                                                    691,000
       ---------------------------------------------------------------------------------------------------------------------

                                                                                                        $      22,642,000**
       =====================================================================================================================


       Net Assets acquired consisted of the following:

             Preliminary fair value of tangible assets acquired*                                        $      22,243,000
             Goodwill                                                                                           6,276,000
             Customer list                                                                                      3,132,000
             Less:  preliminary fair value of liabilities assumed*                                             (5,179,000)
             Less minority interest                                                                            (3,830,000)
       ---------------------------------------------------------------------------------------------------------------------

                                                                                                        $      22,642,000**
       =====================================================================================================================

       Sources of cash are comprised of the following(A)           Net Carrying Value      Discount              Face
                                                              --------------------------------------------------------------
             Senior debt                                           $    7,584,000      $      707,000   $      8,291,000
             Mezzanine debt                                             2,686,000           1,778,000          4,464,000
             Bridge financing                                           5,384,000           1,116,000          6,500,000
       ---------------------------------------------------------------------------------------------------------------------

                                                                                                              19,255,000

             Less:   Cash debt issue costs                                                                       (707,000)
                     Acquisition costs                                                                           (691,000)
       ---------------------------------------------------------------------------------------------------------------------

                                                                                                        $     17,857,000
       =====================================================================================================================

    The senior debt bears interest at the bank's prime rate plus 3% (estimated to be 7.75%) and matures in December 2006. Principal payments of $317,000 per quarter are to be made through December 2003; principal payments of $478,000 per quarter are to made through September 2006, and a final payment of the remaining principal and interest are due in December 2006. In addition, the scheduled payments, accelerated payments may be required if certain operating cash flow requirements are met.

    The mezzanine debt bears interest at 12% and matures in January 2007. Interest is payable monthly. Principal payments of $96,000 per quarter are due from January 2004 through October 2006. The remaining unpaid balance is due upon maturity in January 2007. 11,000 detachable warrants to purchase shares of Regal stock at $0.01 per share were granted to the lender in connection with this debt. These warrants also entitle the holder to put rights that allow holder of either the warrants or the share to be received upon exercise to sell these warrants or shares back to Regal in exchange for cash. The preliminary, relative fair value of both the put and call features of these warrants was determined using the Black Scholes model and is reflected as a discount on the related debt with a corresponding credit reflected as a liability as the put is to be settled in cash and the call is to be settled in the shares of the subsidiary.

    The note due to the seller bears interest at 7% and matures in December 2006. Two principal payments of equal to the lesser of $1.3 million or a percentage of operating cash flow are to be made by February 2005 and February 2006. The remaining unpaid balance of principal and interest are due upon maturity in December 2006. Because the stated interest rate on the note is less than the market rate of interest that Regal could obtain on a note with similar terms (which the Company believes to be 13%), a discount has been recorded on the note to approximate the difference between the fair value and face value of the note.

    Certain put rights were granted to MDC to sell back its minority interest to the Company in exchange for cash. The preliminary fair value of these put rights has been determined using the Black Scholes model and is reflected as an additional component the minority interest.

    The bridge financing bears interest at 13% and matures in April 2002, at which time all principal and interest is due. The bridge lenders were also granted 2.6 million warrants to purchase shares of Eos stock at $2.95 per share. The warrants also contain put rights that allow the warrant holders to sell their warrants back to Eos in exchange for cash. The preliminary, relative fair value of both the call and put features for these warrants has been determined using the Black Scholes model and is reflected as a discount on the note. The value attributable to put has been classified as a liability as it is settled in cash. The value attributable to the call has been classified as equity as it is settled in the shares of Eos, which is the parent company.

(2) To record relative fair value of redeemable warrants issued in connection with bridge financing and mezzanine debt as a discount on notes.

*   Based on September 30, 2001 historical values.

** Based on December 14, 2001 exchange rate, the consummation date of the merger.

     EOS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (CONTINUED)
     ---------------------------------------------------------------------------

                                                                                                                    PRO FORMA
                                                EOS - NINE           REGAL - NINE         PRO FORMA            EOS INT., INC.
                                              MONTHS ENDED           MONTHS ENDED       ADJUSTMENTS         NINE MONTHS ENDED
                                         SEPT. 30, 2001(1)         SEPT. 28, 2001       (SEE NOTES)            SEPT. 30, 2001
---------------------------------------------------------------------------------------------------------------------------------
SALES                                     $     22,800,000             31,139,000                           $      53,939,000
COST OF SALES                                   13,756,000             14,817,000                                  28,573,000
-------------------------------------------------------------------------------------                         -------------------
Gross profit                                     9,044,000             16,322,000                                  25,366,000
OPERATING EXPENSES:
   Sales and marketing                           4,599,000             11,110,000           469,000   (2)          16,178,000
   General and Admin.                            7,786,000              6,797,000           237,000   (3)          14,820,000
   Goodwill Impairment(9)                                              16,834,000                                  16,834,000
   Goodwill Amortization                          (393,000)               642,000                                     249,000
---------------------------------------------------------------------------------------------------------------------------------
Operating loss                                  (2,948,000)           (19,061,000)         (706,000)              (22,715,000)
---------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
   Interest income                                 165,000                 30,000                                     195,000
   Interest expense                               (630,000)                (7,000)       (1,446,000) (4)           (2,083,000)
   Other income, net                             2,057,000                                                          2,057,000
---------------------------------------------------------------------------------------------------------------------------------
                                                 1,592,000                 23,000        (1,446,000)                  169,000
---------------------------------------------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAXES                        (1,356,000)           (19,038,000)                                (22,546,000)

   Income Tax Benefit                               (7,000)              (914,000)         (861,000) (5)           (1,782,000)
---------------------------------------------------------------------------------------------------------------------------------
NET LOSS BEFORE MINORITY INTEREST               (1,349,000)           (18,124,000)       (1,291,000)              (20,764,000)
=================================================================================================================================

MINORITY INTEREST                                                                        (2,912,000) (6)           (2,912,000)
---------------------------------------------------------------------------------------------------------------------------------

NET LOSS AFTER MINORITY INTEREST                (1,349,000)           (18,124,000)        1,621,000               (17,852,000)
=================================================================================================================================


BASIC AND DILUTED LOSS PER SHARE:                    (0.02) (7)                                                         (0.32)

BASIC AND DILUTED SHARES USED IN
   COMPUTATIONS(8)                              56,132,000                                                         56,132,000
=====================================================================================                         ===================

     EOS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (CONTINUED)
     ---------------------------------------------------------------------------

                                                                                                                        PRO FORMA
                                                               EOS                REGAL          PRO FORMA          EOS INT., INC.
                                                        YEAR ENDED           YEAR ENDED        ADJUSTMENTS              YEAR ENDED
                                                  DEC. 31, 2000(1)        DEC. 29, 2000        (SEE NOTES)           DEC. 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
SALES                                             $     40,131,000        $  55,714,000                             $   95,845,000

COST OF SALES                                           24,190,000           27,795,000                                 51,985,000
-----------------------------------------------------------------------------------------                             --------------
Gross profit                                            15,941,000           27,919,000                                 43,860,000

OPERATING EXPENSES:
   Sales and marketing                                   6,940,000           16,053,000           626,000   (2)         23,619,000
   General and Admin.                                   10,806,000            8,673,000           317,000   (3)         19,796,000
   Goodwill Amortization                                  (525,000)             805,000                                    280,000
------------------------------------------------------------------------------------------------------------------------------------
   Operating profit / (loss)                            (1,280,000)           2,388,000          (943,000)                 165,000
------------------------------------------------------------------------------------------------------------------------------------
OTHER INCOME (EXPENSE):
   Interest income                                         436,000               40,000                                    476,000
   Interest expense                                       (480,000)              (7,000)       (3,526,000) (4)          (4,013,000)
   Other income, net                                       457,000                                                         457,000
------------------------------------------------------------------------------------------------------------------------------------
                                                           413,000               33,000        (3,526,000)              (3,080,000)
------------------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                         (867,000)           2,421,000                                 (2,915,000)

   Income Tax Provision (Benefit)                            6,000            1,056,000        (1,788,000) (5)            (726,000)
------------------------------------------------------------------------------------------------------------------------------------
NET LOSS BEFORE MINORITY INTEREST                         (873,000)           1,365,000        (2,681,000)              (2,189,000)
====================================================================================================================================


MINORITY INTEREST                                                                                (197,000) (6)            (197,000)
------------------------------------------------------------------------------------------------------------------------------------

NET LOSS AFTER MINORITY INTEREST                          (873,000)          1,365,000         (2,484,000)              (1,992,000)
====================================================================================================================================


BASIC AND DILUTED LOSS PER SHARE:                            (0.02)(7)                                                      (0.04)

BASIC AND DILUTED SHARES USED IN
   COMPUTATIONS (8)                                     56,132,000                                                     56,132,000
=========================================================================================                             ==============

EOS INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(CONTINUED)
--------------------------------------------------------------------------------

Notes to Condensed Consolidated Statements of Operations

(1) In July 2001, Eos, a public shell, consummated a reverse merger with Discovery Toys, Inc. previously reported in 8-K and 8-KA filings. The unaudited pro forma condensed statements of operations for the nine months ended September 30, 2001 and the year ended December 31, 2000 are based on the historical statements of operations of Discovery Toys, a wholly-owned subsidiary of Eos, adjusted to include certain historic Eos expenses of $1.2 million per year expected to continue subsequent to the merger. These expenses relate to existing Eos facilities and equipment to be used by the combined entity and Eos personnel that will continue to be employed by the combined entity. As Eos, prior to its merger with Discovery Toys in July 2001, was a public shell with no viable operations of its own, it has no continuing operations on a pro forma basis. Therefore, the pro forma financial statements do not include Eos' historical results of operations except for the expenses noted above, as if the reverse merger with Discovery Toys occurred on January 1, 2000. Accordingly, $600,000 of Eos' expenses, in addition to the historic expenses included in its September 30, 2001 10-Q filing, are included in the operating results for the nine months ended September 30, 2001.

(2) To adjust for amortization of Customer List valued at $3,132,000 over estimated 5-year life.

(3) To adjust for the Management Consulting Agreement between Eos and Regal for services that will be provided by McGuggan, LLC and William Walsh. Pursuant to the agreement, management consulting services are to be provided to Regal over a ten year period for a fee of $317,000 per year.

(4) To record interest expense related to the acquisition consisting of the stated interest rate on the face amount of the notes, amortization of discounts on the notes related to the fair value of detachable warrants, which contain put rights, and imputed interest attributable to the seller financing, which was obtained at an interest rate below market. The interest expense calculation assumes that $6.5 million of bridge financing is retired upon maturity, which is 120 days subsequent to issuance, along with detachable warrants granted in connection with these notes. Should these notes not be retired interest would continue to accrue beyond the 120 day period at a rate increase from 13% to 15% and the redemption price of the put rights included in the associated warrants would increase per the terms of the financing agreements. Failure to retire the bridge notes and warrants would result in an additional $695,000 of pro forma interest expense for the year ended December 31, 2000 and an additional $731,000 of pro forma interest expense for the nine months ended September 30, 2001 attributable to further accrued interest on the principal along with additional interest expense resulting from increases in the redemption price of the put rights of up to $1.95 million. Further, if the entire balance of the bridge notes is not repaid by December 2002, the Company is required to issue an additional 16,667 warrants per month until such repayment is made.

(5) Adjustment for tax effect of pro forma adjustments assuming a 40% effective tax rate.

(6) Adjusted for the effect of pro forma adjustments to Regal.

(7) Net loss per share for the nine months ended September 30, 2001 and the year ended December 31, 2000 includes $600,000 and $1,200,000, respectively, of historic Eos expense expected to continue subsequent to the merger with Discovery Toys. Eos' historical net (loss) income per share for the nine months ended September 30, 2001 and the year ended December 31, 2000 was $(0.02) per share and $0.01 per share, respectively. Weighted average shares used in these respective corporations was 25,300,000 for the nine months ended September 30, 2001 and 33,500,000 for the year ended
    December 31, 2000.

EOS INTERNATIONAL, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(CONTINUED)
--------------------------------------------------------------------------------

(8) Includes shares issued to effect the merger between Eos and Discovery Toys as if it occurred on January 1, 2000. These include 33,772,000 shares to Discovery Toys to effect the reverse merger in July, 2001 and 22,360,000 shares of Eos that were outstanding prior to the reverse merger.

(9) Goodwill impairment recorded during the nine months ended September 30, 2001 on Regal's historical financial statements is not expected to be a recurring item. No goodwill resulting from the acquisition of Regal by Eos has been recorded in accordance with SFAS 142.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EOS INTERNATIONAL, INC.

Dated: February 26, 2002                   By:   /s/ Jack Hood
       -----------------                         -------------------------------
                                                 Jack Hood
                                                 Chief Financial Officer and
                                                 Treasurer